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As filed with the Securities and Exchange Commission on August 4, 2005

Securities Act File No. 333-126355

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TREEHOUSE PARTNERS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-3029575
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1816 Fifth Street Berkeley, CA 94710 (510) 652-7244 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert J. Majteles
Chairman, President and
Chief Executive Officer
Treehouse Partners Corporation
1816 Fifth Street
Berkeley, CA 94710
(510) 652-7244
(Name, address, including zip code, and telephone number, including area code, of agent for service)
John D. Hogoboom Laura R. Kuntz Steven M. Skolnick Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07945 (973) 597-2500 (973) 597-2400—Facsimile	Kenneth L. Guernsey Gian-Michele a Marca David G. Peinsipp Cooley Godward LLP One Maritime Plaza, 20th Floor San Francisco, CA 94111 (415) 693-2000 (415) 951-3699—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2005

$48,000,000

TREEHOUSE PARTNERS CORPORATION

6,000,000 Units

Treehouse Partners Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering consists of:

  •
  one share of our common stock; and

  •
  one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and                         , 2006, and will expire on                        , 2010, or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 900,000 additional units solely to cover over-allotments, if any (over and above the 6,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Merriman Curhan Ford & Co., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 345,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $7.98. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol            on or promptly after the date of this prospectus. Each of the common stock and warrants will begin to trade separately on the 20th trading day after the earlier of the expiration of the underwriters' over-allotment option and the exercise in full by the underwriters of such option. For more information, see "Description of Securities—Units." Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the OTC Bulletin Board under the symbols                        and                         , respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves risks.
See "Risk Factors" beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$8.00	$48,000,000
Underwriting discounts and commissions(1)	$0.56	$ 3,360,000
Proceeds, before expenses, to us	$7.44	$44,640,000

(1)
Includes a non-accountable expense allowance in the amount of 1.0% of the gross proceeds, or $0.08 per unit ($480,000 in total), payable to Merriman Curhan Ford & Co., the representative of the underwriters.

Of the net proceeds we receive from this offering, $42,710,000 ($7.12 per unit) will be deposited into a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, acting as trustee.

We are offering the units for sale on a firm-commitment basis. Merriman Curhan Ford & Co., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                        , 2005.

Merriman Curhan Ford & Co.

The date of the prospectus is                        , 2005

                You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as the date of this prospectus.

                This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the notes and schedules related thereto. Unless otherwise stated in this prospectus, references to "we," "us" or "our" refer to Treehouse Partners Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option and that Merriman Curhan Ford & Co. has not exercised its purchase option.

        Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector. In addition, unless we tell you otherwise, the term "initial stockholder" as used in this prospectus refers to those persons that held shares of our common stock prior to the date of this prospectus. Further, unless we tell you otherwise, the term "public stockholders" as used in this prospectus refers to those persons that purchase the securities offered by this prospectus including any of our initial stockholders. However, our initial stockholders' status as "public stockholders" shall only exist with respect to those securities offered pursuant to this prospectus.

Our Company

        We are a recently organized Delaware blank check company incorporated on June 20, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector. To date, our efforts have been limited to organizational activities and activities relating to this offering. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination.

        Our management believes that later-stage technology companies with great potential market opportunities often experience difficulties achieving and sustaining scaleable levels of success. In our experience, they can, among other things, take longer than expected to achieve attractive shareholder returns, misfire on some component of their execution strategy, or fail in their first few attempts to achieve mainstream and sustaining adoption of their products and services. We believe that these companies may be forced to work out of these difficult situations when their investors have lost patience and enthusiasm for their investment, which may result in the loss of institutional support and capital at the most critical and promising time in the life of these companies. These are the types of later-stage technology-related companies we intend to target for acquisition.

        We are focused on a business combination in the technology-related sector, which includes, among others, the following sectors:

  •
  Software;

  •
  IT Services;

  •
  Media;

  •
  Telecommunications;

  •
  Semiconductors;

  •
  Hardware;

  •
  Internet; and

  •
  Technology-enabled services.

        We intend to evaluate potential acquisition candidates on the basis of four primary criteria:

  •
  valuation;

  •
  addressable markets;

  •
  customer return on investment; and

  •
  human capital.

        We believe that each of these criteria are equally important and have not assigned relative weights to any of these criteria.

        Through our management team, directors and special advisors, we believe we have extensive contacts and sources from which to generate acquisition opportunities in the technology-related sector. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. We expect that, from time to time, one of these contacts or sources will advise either our management team, directors or special advisors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team, directors or special advisors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

        While we may seek to effect business combinations with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value is, either individually or collectively, at least equal to 80.0% of our net assets at the time of such acquisition. However, there is no limitation on our ability to seek to obtain additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with a target company having a fair market value in excess of 80.0% of our net assets at the time of acquisition. We have not entered into any such financing arrangements or had discussions with any third party with respect to any such financing arrangements and cannot assure you that we would be able to obtain such financing arrangements on terms acceptable to us, or at all.

        Our officers and directors will not receive any compensation in this offering other than reimbursement for out-of-pocket expenses incurred by them on our behalf, which includes the repayment of an aggregate of $133,333 in loans made to us by Robert J. Majteles, our chairman, president and chief executive officer, in June 2005. After the consummation of a business combination, if any, to the extent that Mr. Majteles remains as an officer or director of the resulting business, we anticipate that he will enter into an employment, consulting or other agreement, the terms of which will be negotiated and which we expect to be comparable to similar agreements with other similarly-situated companies in the technology industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the technology industry.

Our Address

        Our offices are located at 1816 Fifth Street, Berkeley, California 94710, and our telephone number is (510) 652-7244.

THE OFFERING

Securities Offered:	6,000,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin to trade separately on the 20th trading day after the earlier of the expiration of the underwriters' option to purchase up to 900,000 additional units to cover over-allotments and the exercise in full by the underwriters of such option. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the net proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K. For more information, see "Description of Securities—Units."
Common Stock:
Number of shares outstanding before this offering:	1,500,000 shares
Number of shares to be outstanding after this offering:	7,500,000 shares
Warrants:
Number of warrants outstanding before this offering:	0 warrants
Number of warrants to be outstanding after this offering:	6,000,000 warrants
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$6.00

Exercise period:	The warrants will become exercisable on the later of:
	•	the completion of a business combination on terms as described in this prospectus; and
	•	, 2006.
The warrants will expire at 5:00 p.m., New York City time, on , 2010, or earlier upon redemption.
Redemption:	We may redeem the outstanding warrants at any time after the warrants become exercisable:
	•	in whole and not in part;
	•	at a price of $0.01 per warrant;
	•	upon a minimum of 30 days prior written notice of redemption; and
	•	if, and only if, the last sales price of our common stock (as listed on the OTC Bulletin Board) equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.
Warrant Purchases:
One of our initial stockholders, MGS Partners, LLC, has agreed to purchase up to an aggregate of $720,000 worth of our warrants, through open market transactions, at a price per warrant not to exceed $1.20, within the first 60 trading days after such warrants begin trading separately from our shares of common stock.

Proposed OTC Bulletin Board symbols for our securities:
Units:
Common Stock:
Warrants:
Offering proceeds to be held in trust:
$42,710,000 of the proceeds of this offering ($7.12 per unit) will be placed in a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be entered into between us and the trustee prior to the receipt of those proceeds. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms as described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the structuring and negotiation of a business combination, including the making of a down payment or the payment of exclusivity or similar fees, if any. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,530,000 after the payment of the estimated fees and expenses relating to this offering). For more information, see the section entitled "Use of Proceeds."

None of the warrants will be exercisable until after consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, any proceeds from the exercise of the warrants will be paid directly to us. For more information, see the section entitled "Description of Securities—Warrants."

The stockholders must approve business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required or sought for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20.0% of the shares sold in this offering both vote against the business combination and, subsequently, elect to exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Opportunity for Stockholders to Approve a Business Combination."

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and consummated. Public stockholders that convert their stock into their pro rata share of the trust fund will continue to have the right to exercise any warrants they may hold. Because the initial per share conversion price is $7.12 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Conversion Rights."
Audit Committee to monitor compliance:
We have established and will maintain an audit committee composed entirely of independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee is charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled "Management—Committee of the Board of Directors."

Liquidation if no business combination:
We will dissolve and promptly distribute only to our public stockholders the proceeds held in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement was executed within 18 months after consummation of this offering but the business combination relating thereto has not yet been consummated within such 18-month period). The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination."

Risks

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Further, our initial stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association's Statement of Policy Regarding Unsound Financial Condition. In addition, we may have reserved insufficient proceeds to cover our operating expenses and expenses incurred in connection with a business combination, especially if we use a portion of those proceeds for a down payment or exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds, we may be forced to liquidate prior to consummating a business combination. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities and activities relating to this offering so only balance sheet data is presented below.

	June 28, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(84,602)	$44,262,500
Total assets	532,102	44,262,500
Total liabilities	509,602	–
Value of common stock that may be converted to cash ($7.12 per share, without taking into account interest earned on the trust account)	–	8,543,993
Stockholders' equity	22,500	35,718,507

        The "as adjusted" information gives effect to the sale of the units we are offering including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale, including the repayment of $400,000 in promissory notes to two initial stockholders.

        The working capital (as adjusted) and total assets (as adjusted) amounts include the $42,710,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will dissolve and the proceeds held in the trust account will be distributed solely to our public stockholders.

        We will not proceed with a business combination if public stockholders owning 20.0% or more of the shares sold in this offering vote against the business combination and elect to exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 20.0% of the shares sold in this offering elect to exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 6,000,000 shares of common stock sold in this offering, or up to 1,199,999 shares of common stock, at an initial per share conversion price of $7.12, without taking into account interest earned on the trust account. The actual per share conversion price will be equal to the amount in the trust account, including all accrued interest, as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial conditions and results of operations could suffer. In this case, the trading price of our securities could decline and you may lose all or part of your investment in our securities.

Risks Associated With Our Current Business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the technology-related sector. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.

        We must complete a business combination with a fair market value of at least 80.0% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

        If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies under Federal securities laws.

        Since the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not yet been identified, we may be deemed to be a "blank check" company under the Federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") upon consummation of this offering, including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419 promulgated under the Securities Act of 1933, as amended. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section below entitled "Proposed Business—Comparison to Offerings of Blank Check Companies."

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

        Based upon publicly available information, approximately 26 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, we are aware of only one company that has consummated a business combination. Three other companies have announced that they have entered into a definitive agreement for a business combination, but have not consummated such business combination. There are approximately 15 blank check companies with more than $500 million in trust that are seeking to carry out a business plan similar to ours and have stated either that they will be seeking to complete a business combination in the technology-related sector or have not specified an industry. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that we are aware of only one of such companies that has completed a business combination and three of such companies that have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly-held blank check companies. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target business in time to complete a business combination within such time period, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.12 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.12, plus interest, due to claims of such creditors or other entities. Any insurance we may procure to cover such claims will be subject to various limits and exclusions and may be insufficient to adequately protect the trust against such claims. If we are unable to complete a business combination and are forced to liquidate, Mr. Majteles and MGS Partners, LLC may be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust account are not reduced by the claims of certain prospective target businesses and vendors that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount of the trust fund. However, we cannot assure you that Mr. Majteles and MGS Partners, LLC will be able to satisfy those obligations.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

        We have reserved approximately $1,530,000 from the proceeds of this offering to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. This amount is based on management's estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, any proceeds used to make a down payment or pay exclusivity or similar fees may be forfeited if we breach the restrictions of any agreement related to such down payment or fees. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

Since we have not currently selected any prospective target businesses with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of any particular target business' operations.

        Since we have not yet selected or approached any prospective target businesses, investors in this offering have no current basis to evaluate the possible merits or risks of any particular target business' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete a sufficient due diligence review. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section below entitled "Proposed Business—Effecting a Business Combination—We Have Not Selected or Approached Any Target Businesses."

We may issue shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 85,900,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Merriman Curhan Ford & Co.) and all of the 1,000,000 shares of preferred stock available for issuance. We may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

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  may significantly reduce the equity interest of investors in this offering;

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  will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock.

        For a more complete discussion of the possible structure of a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—Selection of Target Businesses and Structuring of a Business Combination."

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

        Although we have no commitments as of the date of this offering to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to issue a substantial amount of notes or other debt securities, or opt to incur substantial debt, or a combination of both, to complete a business combination. The issuance of notes or other debt securities, or the incurrence of debt:

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  may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to service our debt obligations;

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  may cause an acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in the terms of any debt instruments, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

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  may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

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  may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

Some or all of our current officers and directors may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

        Our ability to be successful after we effect a business combination will depend upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, no member of our current management, including Mr. Majteles, is obligated to remain with us subsequent to a business combination. In making the determination as to whether current management should remain with us following the business combination, management intends to analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate to remain with the company as part of any business combination. We cannot assure you that our assessment of any additional individuals that we engage after a business combination will prove to be correct.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative impact on our ability to consummate a business combination. We do not intend to have any full time employees prior to the consummation of a business combination. No member of our management is obligated to contribute any specific number of hours per week to our affairs and may engage in other business activities. For example, Mr. Majteles also serves as the managing member of Treehouse Capital, LLC, a private investment firm that works exclusively with later-stage technology companies. If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a more complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled "Certain Relationships and Related Transactions."

Our officers and directors are currently, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Our officers and directors are currently, and may in the future become, affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. For example, Mr. Majteles is the managing member of Treehouse Capital, LLC and a venture partner at Coral Capital Management, a venture capital firm, Robert M. Bozeman, one of our directors, is a general partner of Angel Investors, LP, a venture capital firm, and Steven G. Blank, another one of our directors, is a private investor focusing on technology companies. These firms and Mr. Blank may compete with us for investment opportunities. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Specifically, Mr. Majteles and several of our directors serve either as directors or executive officers of technology-related companies. Our directors and officers may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are or may be affiliated. Due to their existing and potentially future affiliations with other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. We cannot assure you that these conflicts will be resolved in our favor. For a more complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management—Directors and Executive Officers" and "Certain Relationships and Related Transactions."

Because all of our officers and directors own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our officers and directors own stock in our company, but have, with respect to those shares of common stock acquired by them prior to this offering, waived their right to receive distributions with respect to their shares upon our liquidation in the event we fail to complete a business combination. Those shares owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our officers' and directors' discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our directors' and officer's interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

        Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of such persons could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

We may engage in a business combination with one or more target businesses that have relationships with entities with which our initial stockholders also have relationships, which may raise potential conflicts of interest.

        Members of our management, directors and initial stockholders are investors in, or affiliated with entities that invest in, technology companies. Since our objective is effecting a business combination with one or more operating businesses in the technology-related sector, we may decide to acquire one or more of the portfolio companies in which these entities or related parties are investors in connection with the business combination, subject to any limitations imposed on such a business combination by the Investment Company Act of 1940, as amended. We believe that few, if any, of these portfolio companies are aware that we have been formed for the purpose of acquiring one or more technology businesses, that we are seeking to raise money through this offering for the purpose of potentially acquiring one or more of them or that our management, directors and initial stockholders are involved in our business. One or more of these portfolio companies may refuse to enter into discussions with us regarding a proposed business combination or to enter into a proposed business combination with us because of concerns regarding these potential conflicts of interest. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with a related portfolio company is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would have been absent any conflicts of interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the potential purchaser;

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  receive the purchaser's written agreement to a transaction prior to sale;

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  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as the purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may become depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services, if any.

        The net proceeds from this offering will provide us with approximately $44,240,000, which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80.0% of our net assets at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties inherent in consummating the contemporaneous acquisition of more than one operating business. Therefore, it is possible that we will only be able to complete an initial business combination with a single operating business, which may have only a limited number of products or services or no products or services at all. The resulting lack of diversification may:

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  result in our dependency upon the performance of a single or small number of operating businesses;

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  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

        Conversely, we may acquire more than one business, in which case we may be forced to negotiate with more than one acquisition candidate at the same time. We may not have sufficient management, financial and other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time which could result in a failure to properly evaluate multiple acquisitions.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including other "blank check" companies, venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are more well established and have more extensive experience in identifying and effecting business combinations directly or through affiliates than we do. Many of these competitors possess greater technical, human and other resources than we do. Furthermore, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

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  our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

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  our obligation to convert shares of our common stock into cash in certain instances may reduce the resources available for a business combination; and

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  our outstanding warrants and the purchase option granted to Merriman Curhan Ford & Co., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

        Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination.

A significant portion of our working capital could be expended in pursuing acquisitions that are not consummated.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific proposed business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity payments or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control, such as that more than 19.99% of our shareholders vote against the transaction and elect to convert their shares into cash even if a majority of our shareholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. See the section entitled "Proposed Business—Effecting a Business Combination—We Have Not Selected or Approached Any Target Businesses."

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        As we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of our available net proceeds in search of target businesses, or because we become obligated to convert a significant number of shares into cash from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target businesses. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Our initial stockholders will continue to have a substantial ownership interest in us after this offering and potentially after the consummation of a business combination. Upon consummation of our offering, our initial stockholders, including our officers and directors, will collectively own approximately 20.0% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Additionally, MGS Partners, LLC has agreed to purchase up to an aggregate of $720,000 worth of our warrants, through open market transactions, at a price per warrant not to exceed $1.20, within the first 60 trading days after such warrants begin trading separately from our shares of common stock. The amount of this purchase commitment was negotiated between MGS Partners, LLC and the representative of the underwriters based on similar commitments made in connection with other offerings of blank check companies. MGS Partners, LLC may, but is not obligated to, purchase more than $720,000 worth of warrants. Any exercise of these warrants by MGS Partners, LLC would substantially increase its relative percentage ownership in us. In addition, members of our management and board of directors and our initial stockholders and their affiliates and relatives are not prohibited or limited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. As a result of this ownership and because of the current composition of our board of directors, our initial stockholders will continue to exert considerable influence over actions requiring a stockholder vote. Specifically,

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  In connection with our initial business combination, our initial stockholders have agreed to vote only the shares owned by them immediately before this offering in accordance with the majority of shares of common stock voted by the public stockholders, but they may cast votes with respect to shares that they acquired in connection with or following this offering in any manner as they may determine in their discretion. If an initial stockholder votes shares acquired during or after this offering may vote against the proposed business combination with respect to those shares, he will retain the right to elect to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders.

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  Our current board of directors, all of which are initial stockholders, will have the discretion to appoint or nominate additional board members or their successors and we may not have an annual meeting prior to a business combination to ratify or elect such persons.

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  Unless we are subject to Section 2115(b) of the California Corporations Code, we will have a "staggered" board of directors, meaning only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome.

        Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Purchases of warrants in the open market may stabilize the market price of the warrants at a higher price than would otherwise prevail and which may decrease substantially once such purchases cease.

        MGS Partners, LLC has agreed to purchase up to an aggregate of $720,000 worth of our warrants, through open market purchases, at a price not to exceed $1.20, within the first 60 trading days after such warrants begin trading separately from our shares of common stock. Also, members of our management and board of directors and their affiliates will have the right but not the obligation to purchase warrants on the open market. Such warrant purchases may have the effect of stabilizing the market price of the warrants at a price above that which would prevail in the absence of such purchases. Since the obligation of MGS Partners, LLC only continues until the end of the 60th trading day after separate trading of the warrants has commenced or such earlier time as MGS Partners, LLC has satisfied its purchase obligation, the market price of the warrants may substantially decrease once such purchases have ended.

Our initial stockholders paid approximately $0.0167 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a significantly lower purchase price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.1% or $2.33 per share (the difference between the pro forma net tangible book value per share of $5.67 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 6,000,000 shares of common stock. In addition, we have agreed to sell Merriman Curhan Ford & Co. an option to purchase 5.0% of the total number of units sold in this offering. If the overallotment option is exercised in full, the exercise of this purchase option would result in the issuance of warrants to purchase an additional 345,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the acquisition cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our initial stockholders are entitled to demand that we register the resale of their shares of common stock in certain circumstances. For more information, see "Certain Relationships and Related Transactions—Prior Share Issuances." If our initial stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we have applied to have the securities registered. Even if resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

        We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an "institutional investor," you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption for sales to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entitles. Under the National Securities Market Improvement Act of 1996, the resale of the units, and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to require notice filings and fee payments and to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the state securities laws and registrations affecting this offering, please see "Underwriting—State Blue Sky Information" below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq National Market or a national securities exchange.

        Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by The Nasdaq Stock Market, Inc., but not included in the Nasdaq National Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq National Market or a national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

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  restrictions on the nature of our investments; and

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  restrictions on the issuance of our securities, each of which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome regulatory requirements, including:

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  registration and regulation as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our current or anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in trust may only be invested by the trust agent in a money market fund, selected by us, which invests principally in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940, as amended. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses that we have not allotted for.

Our directors, including those who serve on our Audit Committee, may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

        Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators may take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and Audit Committee, each of which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay exclusivity or similar fees and expenses in connection with structuring and negotiating a business combination, which may have the effect of reducing the available proceeds not deposited in the trust account for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of such out-of-pocket expenses in excess of the available proceeds not deposited in the trust account be included as a condition in any agreement with respect to a business combination. In addition, we will not consider the inclusion of such a condition as a factor in determining whether to proceed with any potential business combination. Whether or not they are deemed to be "independent," we cannot assure you that all actions taken by our directors on our behalf will be in our best interests. If actions are taken, or expenses are incurred, that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our securities held by the public stockholders.

Because our initial stockholders' initial equity investment was only $25,000, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states.

        Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc., state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company's promoters does not exceed: (i) 10.0% of the first $1,000,000, (ii) 7.0% of the next $500,000, (iii) 5.0% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $48,000,000, assuming no exercise of the underwriters' over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $1,310,000 under the above-noted formula. The initial investment of $25,000 by our initial stockholders, who may be deemed "promoters," is less than the required minimum amount pursuant to this policy. Accordingly, state administrators would have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

Because the report of BDO Seidman, LLP, our independent registered public accounting firm, contains an explanatory paragraph regarding our ability to continue as a going concern, and, to date, we have no revenues from operations and an accumulated deficit, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition may disallow our offering in their respective states.

        Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., state administrators may disallow an offering in their respective states if the financial statements of the issuer contain a footnote or the independent auditor's report contains an explanatory paragraph regarding the issuer's ability to continue as a going concern and the issuer has (i) an accumulated deficit, (ii) negative shareholder equity, (iii) an inability to satisfy current obligations as they become due or (iv) negative cash flow or no revenues from operations. The report of BDO Seidman, LLP, our independent registered public accounting firm, contains a going concern qualification and we have no revenues from our operations and an accumulated deficit. Accordingly, state administrators would have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed in one or more states pursuant to this policy.

Risks Associated With The Technology-Related Sector

Our investments in technology-related companies may be extremely risky and we could lose all or part of our investments.

        An investment in technology-related companies may be extremely risky relative to an investment in companies operating in other sectors due, in part, to the following factors:

  •
  technology-related companies typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns;

  •
  technology-related companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

  •
  because technology-related companies tend to be privately owned, there is generally little publicly available information about these businesses; therefore, we may not learn all of the material information we need to know regarding these businesses; and

  •
  technology-related companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the operations of any technology-related company we may acquire.

The cyclical nature of the technology industry may adversely affect the future performance and ability to sell products, and in turn, the profitability, of any target businesses that we may acquire.

        Technology products and services tend to be relatively expensive and buyers tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, technology sales frequently exceed expectations. As a consequence, revenues and earnings for technology companies may fluctuate more than those of less economically-sensitive companies. Due to the cyclical nature of the technology industry, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect the business, financial condition, and results of operations of any target businesses that we may acquire.

If we are unable to keep pace with the changes in the technology industry, the products of any target business that we acquire could become obsolete and it could hurt our results of operations.

        The technology industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. Our ability to compete after the consummation of a business combination will be dependent upon our ability to keep pace with changes in this industry. If we are ultimately unable to adapt our operations as needed, our business, financial condition, results of operations and prospects following a business combination will be adversely affected.

The technology sector is highly competitive and we may not be able to compete effectively which could adversely affect our revenues and profitability upon consummation of a business combination.

        The technology industry is rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination may have significantly greater financial, technical, marketing and other resources than we do. In addition, the management of our competitors may have greater operating resources and experience in the technology-related sector. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects could be materially adversely affected.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

        After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets will be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business or businesses we acquire. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses' proprietary rights or cause harm to such target business or businesses' reputation.

USE OF PROCEEDS

        The following table sets forth the proceeds we estimate to receive from this offering and our expected use of those proceeds:

	Without Exercise of Over- Allotment Option	With Exercise of Over- Allotment Option
Gross proceeds(1)	$48,000,000	$55,200,000
Offering fees and expenses(2)
Underwriting discount (6.0% of gross proceeds	2,880,000	3,312,000
Underwriting non-accountable expense allowance (1.0% of gross proceeds without the over-allotment option)	480,000	480,000
Legal fees and expenses (including blue sky services and expenses)	200,000	200,000
Miscellaneous expenses(3)	97,196	97,196
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	30,000	30,000
SEC registration fee	12,104	12,104
NASD registration fee	10,700	10,700
Net proceeds
Held in trust	42,710,000	49,478,000
Not held in trust	1,530,000	1,530,000

Total net proceeds	$44,240,000	$51,008,000

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$500,000	32.7%
Due diligence of prospective target businesses	250,000	16.3%
Legal and accounting fees relating to SEC reporting obligations	100,000	6.5%
Administrative fees	180,000	11.8%
Working capital to cover miscellaneous expenses, insurance premiums and reserves	500,000	32.7%

Total	$1,530,000	100.0%

(1)
Excludes the payment of $100 from Merriman Curhan Ford & Co. for its purchase option, proceeds from the future sale of units under the purchase option and proceeds from the future exercise of any warrants.

(2)
A portion of the offering expenses have been paid from the funds we received from Mr. Majteles and MGS Partners, LLC as described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(3)
Miscellaneous expenses includes the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

        We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the technology-related sector.

        Of the net proceeds, $42,710,000, or $49,478,000 if the underwriters' over-allotment option is exercised in full, will be placed in a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target businesses.

        We intend to use the excess working capital (approximately $500,000) for director and officer liability insurance premiums (approximately $125,000) and for insurance premiums (approximately $75,000) for insurance against certain liabilities that may be owed to vendors or potential acquisition targets. See "Proposed Business—Effecting a Business Combination—Liquidation if No Business Combination." The balance of $1,030,000 will be held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. Of that amount, we have reserved approximately $250,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and initial stockholders, and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers, directors or initial stockholders will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

        We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target businesses, which may include subsequent acquisitions.

        Mr. Majteles and MGS Partners, LLC have advanced to us through loans a total of $400,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee, accounting fees and expenses and legal fees and expenses. The loans will be payable with annual interest of 4.0% on the earlier of one year from the date of the initial loans or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

        The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested in a money market fund, selected by us, which invests principally in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition, so that we are not deemed to be an investment company under the Investment Company Act of 1940, as amended. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, the report of BDO Seidman, LLP, our independent registered public accounting firm, contains a going concern qualification.

        No compensation of any kind (including finder's and consulting fees) will be paid by us or any other person or entity to any of our initial stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination (other than the repayment of loans made by Mr. Majteles and MGS Partners, LLC discussed above). However, our initial stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

        The following table sets forth our capitalization at June 28, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units in this offering:

	June 28, 2005
	Actual	As Adjusted
Notes payable to stockholders(1)	$400,000	$–

Total debt	$400,000	$–

Common Stock, $0.0001 par value, 0 and 1,199,999 of which, respectively, are subject to possible conversion(2)	$–	$8,543,993

Stockholders' Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.0001 par value, 100 million shares authorized; 1,500,000 shares issued and outstanding, 7,500,000 shares issued and outstanding (including 1,199,999 shares which are subject to possible conversion), as adjusted	$150	$750
Additional paid-in capital	24,850	35,720,257
Deficit accumulated during the development stage	(2,500)	(2,500)

Total stockholders' equity	$22,500	$35,718,507

Total capitalization	$422,500	$44,262,500

(1)
Notes payable to stockholders are payable on the earlier of June 26, 2006 or the consummation of this offering.

(2)
If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the allocable amount in the trust account in respect of such shares, including all accrued interest, as of two business days prior to the proposed consummation of a business combination, divided by the aggregate number of shares of common stock sold in this offering.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At June 28, 2005, our net tangible book value was a deficiency of $84,602, or approximately $(0.06) per share of common stock. After giving effect to the sale of 6,000,000 shares of common stock included in the units (but excluding shares issuable upon exercise of the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of up to 1,199,999 shares of common stock which may be converted into cash) at June 28, 2005 would have been approximately $35,718,507 or $5.67 per share, representing an immediate increase in net tangible book value of $5.73 per share to the initial stockholders and an immediate dilution of $2.33 per share or 29.1% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.06)
Increase attributable to new investors	5.73

Pro forma net tangible book value after this offering		5.67

Dilution to new investors		$2.33

        Our pro forma net tangible book value after this offering has been reduced by approximately $8,543,993 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the aggregate number of shares sold in this offering.

        The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	1,500,000	20.00%	$25,000	0.05%	0.0167
New investors	6,000,000	80.00%	$48,000,000	99.95%	$8.00

Total	7,500,000	100.00%	$48,025,000	100.00%

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(84,602)
Proceeds from this offering	44,240,000
Offering costs paid in advance and excluded
from net tangible book value before this offering	107,102
Less: proceeds held in trust subject to conversion to cash ($42,710,000 × 19.99%)	(8,543,993)

$35,718,507

Denominator:
Shares of common stock outstanding prior to this offering	1,500,000
Shares of common stock included in the units offered	6,000,000
Less: shares subject to conversion (6,000,000 × 19.99%)	(1,199,999)

6,300,001

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We were formed on June 20, 2005, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to identify, evaluate and effect a business combination.

        The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

  •
  may significantly reduce the equity interest of our stockholders;

  •
  will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue notes or other debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt securities, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

  •
  our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

        To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

        We estimate that the net proceeds from the sale of the units will be approximately $44,240,000 (or approximately $51,008,000 if the underwriters' over-allotment option is exercised in full), after deducting offering expenses of approximately $400,000 and underwriting discounts of $3,360,000 (or $3,792,000 if the underwriters' over-allotment option is exercised in full), including $480,000 evidencing the underwriters' non-accountable expense allowance of 1.0% of the gross proceeds. Of this amount, $42,710,000, or $49,478,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining approximately $1,530,000 in either case will not be held in trust. We intend to use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

  •
  approximately $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

  •
  approximately $250,000 of expenses for the due diligence and investigation of a target business;

  •
  approximately $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

  •
  approximately $500,000 for general working capital that will be used for miscellaneous expenses and reserves, including (i) approximately $125,000 for director and officer liability insurance premium, (ii) approximately $75,000 for insurance premiums for insurance against certain liabilities that may be owed to vendors or potential acquisition targets, and (iii) other expenses of structuring and negotiating business combinations.

        We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to a business combination. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

        As of June 27, 2005, Mr. Majteles and MGS Partners, LLC had advanced to us through loans a total of $400,000, which was used to pay a portion of the offering expenses on our behalf. The loans will be payable with annual interest of 4.0% on the earlier of June 26, 2006 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

        We have also agreed to sell to Merriman Curhan Ford & Co., for $100, an option to purchase 300,000 units (345,000 units if the underwriters' overallotment option is exercised in full), each consisting of one share of common stock and one warrant, at $10.00 per unit, exercisable commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring five years after the date of this prospectus. The warrants underlying such units will have terms that are identical to those being issued in this offering, with the exception of the exercise price, which will be set at $7.98 per warrant. This option, the units issuable upon its exercise, the shares of common stock and warrants included in those units and the shares of common stock underlying such warrants have been deemed compensation by the National Association of Securities dealers (the "NASD") and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option will also contain a cashless exercise feature that allows the holder of the purchase option to receive units on a net exercise basis. In addition, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of this offering. We estimate that the fair value of this option is approximately $1,686,015 using a Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 71.08%, (2) risk-free interest rate of 3.77% and (3) contractual life of 5 years.

PROPOSED BUSINESS

Introduction

        We are a recently organized Delaware blank check company incorporated on June 20, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination.

        Our management believes that later-stage technology companies with great potential market opportunities often experience difficulties achieving and sustaining scaleable levels of success. In our experience, they can, among other things, take longer than expected to achieve attractive shareholder returns, misfire on some component of their execution strategy, or fail in their first few attempts to achieve mainstream and sustaining adoption of their products and services. We believe that these companies may be forced to work out of these difficult situations when their investors have lost patience and enthusiasm for their investment, which may result in the loss of institutional support and capital at the most critical and promising time in the life of these companies. These are the types of later-stage technology-related companies we intend to target for acquisition.

        We are focused on a business combination in the technology-related sector, which includes, among others, the following sectors:

  •
  Software;

  •
  IT Services;

  •
  Media;

  •
  Telecommunications;

  •
  Semiconductors;

  •
  Hardware;

  •
  Internet; and

  •
  Technology-enabled services.

        We intend to evaluate potential acquisition candidates on the basis of four primary criteria:

  •
  valuation;

  •
  addressable markets;

  •
  customer return on investment; and

  •
  human capital.

        Each of these criteria are described more completely below. We believe that each of these criteria are equally important and have not assigned relative weights to any of these criteria.

  Valuation

        We will seek to combine the disciplines of both value and growth investing in determining appropriate target company valuations. We expect to employ a discounted cash flow analysis with a financial model developed through discussions with target company management, using a true cost of equity capital analysis to determine risk/reward thresholds. Because our target companies operate in immature markets, we intend to combine an analysis of a potential target's intrinsic growth capabilities with a rigorous assessment of the inherent growth attributes of its markets.

  Addressable Markets

        We believe that start-up technology companies are frequently focused on creating large new markets—markets that may not have existed prior to the introduction of a new technology by the start-up company. We intend to target companies that have successfully completed the earliest stages of development and have validated the market need for their product or service, but which have struggled to move beyond the "pilot project" or demonstration stage of customer acceptance. In our experience, these companies may have difficulties effecting the mainstream adoption of their product or service. We believe that achieving the marketing awareness, product reliability, manufacturing scale and necessary customer support infrastructure to generate appropriate shareholder returns can be challenging for young companies. We intend to carefully evaluate the true addressable market of a new product or service when evaluating a potential acquisition target and expect to help the acquisition target define and commit to the focused pursuit of specific market opportunities as a way to create a sustainable business.

  Customer Return on Investment

        When evaluating a potential acquisition target, we will seek to validate technologies on the basis of an analysis of customer return on investment in the technology itself. We intend to focus on potential acquisition candidates that can demonstrate a specific and verifiable formulation of customer return on adopting a particular technology or service.

  Human Capital

        We intend to analyze existing human capital at the companies we target for acquisition. We expect that such analysis will include customary background and reference checking. However, we also intend to evaluate target company management on the basis of its ability to implement a "human capital operating system" encompassing goal-setting, success in achieving goals, planning cycles and scheduling, strategic and tactical objectives and the ability to incent and motivate employees.

        Through our management team, directors and special advisors, we believe that we have extensive contacts and sources from which to generate acquisition opportunities in the technology-related sector. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. We expect that, from time to time, one of these contacts or sources will advise either our management team, directors or special advisors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team, directors or special advisors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

        While we may seek to effect a business combination with more than one target business, which may be in different technology-related sectors, our initial business acquisition must be with one or more operating businesses whose fair market value is, either individually or collectively, at least equal to 80.0% of our net assets at the time of such acquisition. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. However, there is no limitation on our ability to seek to obtain additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with a target company having a fair market value in excess of 80.0% of our net assets at the time of acquisition. We have not entered into any such financing arrangements or had discussions with any third party with respect to any such financing arrangements and cannot assure you that we would be able to obtain such financing arrangements on terms acceptable to us, or at all.

        Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver.

Competitive Advantages

        We believe that we are well positioned to identify and execute a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying, evaluating and executing a business combination.

Technology Focus

        We intend to concentrate our acquisition process on companies in technology-related industries. We believe that this focus, together with our management's experience in analyzing, investing in and financing such companies, will provide us with a strong competitive advantage. In particular, we have expertise in assessing the value of intellectual property assets, and in evaluating the operating characteristics of target technology-related companies. We believe that our expertise in advising and financing companies in particular industries within the technology sector will enable us to identify acquisition opportunities.

Management Expertise

        We believe that Mr. Majteles' combination of experience and contacts in the technology sector should attract well-positioned prospective acquisition candidates. Mr. Majteles, our chairman, president and chief executive officer, has over 15 years of experience investing in and operating later-stage technology businesses. Since August 2002, Mr. Majteles has been the managing member of Treehouse Capital, LLC, a private investment firm that works exclusively with later-stage technology companies. From January 2000 to December 2001, Mr. Majteles was the chief executive officer of Citadon, Inc. (formerly Cephren, Inc.), a business-to-business company focused on the construction and heavy engineering marketplace. From November 1996 to December 1999, Mr. Majteles was the chief executive officer of ULTRADATA Corporation, a developer of banking software, which was acquired by CFI, Inc. From March 1993 to December 1995, Mr. Majteles was the chief executive officer of CAMAX Systems, Inc., a developer of mechanical CAD/CAM software, which was acquired by Structural Dynamics Research Corporation. Mr. Majteles also serves as a director of Adept Technology, Inc., a manufacturer of robotic systems, motion control and machine vision technology, Unify Corporation, a provider of business process automation solutions, Vertical Communications, Inc., a provider of phone systems and voice applications, and World Heart Corporation, a medical device company providing implantable heart assist-therapy for end-stage congestive heart failure patients. Mr. Majteles is also a venture partner of Coral Capital Management, a venture capital firm. Mr. Majteles received a law degree from Stanford University in 1989 and a Bachelor of Arts degree from Columbia University in 1986.

        For more information regarding Mr. Majteles, please refer to the more detailed disclosure set forth below under "Management."

Experienced Board of Directors

        We also believe that the experience of the members of our board of directors in the financial and technology-related sectors will aid us in locating and evaluating prospective acquisition candidates.

        Steven G. Blank has served as a consultant to venture capital firms and technology companies since September 1999 and as a lecturer at University of California, Berkeley, Haas School of Business since February 2002. He co-founded E.piphany Inc., a provider of customer relationship management solutions, and served as its president and vice president of marketing from October 1996 to September 1999. Prior thereto, Mr. Blank was a co-founder of Rocket Science Games, Inc., a game software developer, Ardent Computers, Inc., a graphics supercomputer company, and MIPS Computer Systems, Inc., a computer manufacturer. Mr. Blank has over 25 years of experience in technology companies and general management as a founder and executive. Mr. Blank serves on the board of directors of Immersion Corporation, a tactile feedback technology company, and Macrovision Corporation, a provider of digital product value management products.

        Robert M. Bozeman has been a general partner of Angel Investors, LP, a venture capital firm, since March 1999. The two funds sponsored by Angel Investors, LP, funded such companies as Ask Jeeves, Inc., AvantGo, Inc., Brightmail Incorporated, Google, Inc., PayPal, Inc. and RedEnvelope, Inc. From July 2003 until December 2004, Mr. Bozeman was the chief executive officer of Bricsnet FM America, Inc., a provider of enterprise software systems. From April 1991 until November 1992, Mr. Bozeman was the president of Acer-Altos Americas, Inc., a subsidiary of Acer Co. Ltd, a computer manufacturing company. From March 1986 to October 1988, Mr. Bozeman was the president and chief executive officer of Natural Language Incorporated, a software development company.

        Jon R. Norberg has been a founding partner of Contego Capital Partners, LLC, a private investment firm developing and managing funds of hedge funds, since September 2002. From February 2000 until July 2002, Mr. Norberg was a partner of Winton Partners, LLC, a private investment firm. Prior to joining Winston Partners, LLC, Mr. Norberg was a vice president and the general counsel of Blue Rock Advisors, Inc., a fund of hedge funds organization.

        David J. Robbins has been the president, chief executive officer and director of BigFix, Inc., a provider of software solutions for enterprise management, since October 2003. From June 2003 until September 2003, Mr. Robbins was the chief operating officer of BigFix. From December 2001 to January 2003, Mr. Robbins served as the chief executive officer of Quippe Technologies, Inc., a provider of procurement services for the equipment manufacturing industry. From November 2000 to May 2001, Mr. Robbins was the chief executive officer of Lucidity, Inc. a provider of a software development tools. From November 1999 to November 2000, Mr. Robbins served as chief operating officer of Cephren, Inc. (currently known as Citadon, Inc.).

Access to Special Advisors

        In addition to our board of directors, we will also have access to three special advisors who have demonstrated experience in the financial and technology-related sectors. Our special advisors have no formal rights or duties, are not considered consultants or members of our management and therefore owe no fiduciary duties to us or our stockholders. We consider all of our special advisors to have equal stature and we expect them to act as an informal advisory panel for us. We expect to look to our special advisors primarily for assistance with locating and evaluating prospective target businesses. We have identified Austin W. Marxe, David M. Greenhouse and Adam C. Stettner as special advisors. Mr. Marxe has been a managing partner of the Special Situation Funds since their inception in 1985 and Mr. Greenhouse has been a managing partner of the Special Situations Funds since 1992. Mr. Stettner has been a general partner of the Special Situations Technology Funds since their predecessor was founded in early 1997. The Special Situations Funds are a family of primarily private investment funds that focus on small and under-followed public companies with market capitalizations between $25 million and $200 million. All of these funds invest in technology-related companies from time to time and certain of these funds specialize in technology-related investments. The funds are also active investors in the market for private placements by publicly traded companies, primarily in the technology field. Messrs. Marxe, Greenhouse and Stettner are the sole owners of MGS Partners, LLC, one of our initial stockholders.

Established Deal Sourcing Network

        Through our management, directors and special advisors, we believe that we have extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants.

Effecting a Business Combination

General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to identify and effect a business combination involving one or more operating businesses in the technology-related sector. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but which desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies which may be financially unstable or in the early stages of development or growth.

We Have Not Selected or Approached Any Target Businesses

        We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. Subject to the requirement that our initial business combination must be with one or more operating businesses in the technology-related sector that, collectively, have a fair market value of at least 80.0% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. In addition, there is no limitation on our ability to seek to obtain additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with a target company having a fair market value in excess of 80.0% of our net assets at the time of acquisition. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination.

Sources of Target Businesses

        We anticipate that acquisition candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors and their affiliates intend to solicit such proposals, and may also bring to our attention acquisition candidates. In addition, we anticipate that the positions held and contacts maintained by the members of our management, our directors and special advisors within the financial community will generate other unsolicited proposals. We do not anticipate receiving any unsolicited proposals with respect to business combinations with prospective target businesses until we have completed this offering. In addition, we will not evaluate any unsolicited proposals that we may receive with respect to any business combinations with prospective target businesses until we have completed this offering. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we or any other person or entity pay any of our existing officers, directors, stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of Target Businesses and Structuring of a Business Combination

        We expect that our management will diligently review all of the proposals we receive, if any, with respect to prospective target businesses. In evaluating prospective target businesses, our management expects to consider, among other factors, the following:

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  financial condition and results of operation;

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  growth potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  competitive position;

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  barriers to entry into the targeted businesses' industries;

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  stage of development of the products, processes or services;

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  degree of current or potential market acceptance of the products, processes or services;

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  proprietary features and degree of intellectual property or other protection of the products, processes or services;

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  regulatory environment of the industry; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

        The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, special advisors or existing stockholders will receive any finder's fee, consulting fees or any similar fees from any other person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Businesses

        The initial target businesses that we acquire must have a fair market value equal to at least 80.0% of our net assets at the time of such acquisition. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board of directors is not able to determine on its own that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc., or NASD, with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value. We expect that any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert.

Possible Lack of Business Diversification

        The net proceeds from this offering will provide us with approximately $44,240,000 which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, which may be in different technology-related sectors, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80.0% of our net assets at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is possible that we will have the ability to complete a business combination with only a single operating business which may only have a limited number of products or services. The resulting lack of diversification may:

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  result in our dependency upon the performance of a single or small number of operating businesses;

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  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

        Conversely, we may acquire more than one business, in which case we may be forced to negotiate with more than one acquisition candidate at the same time. We may not have sufficient management, financial and other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time which could result in a failure to properly evaluate multiple acquisitions.

Limited Ability to Evaluate the Target Business' Management

        Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholders to Approve a Business Combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

        In connection with the vote sought for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to elect to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20.0% of the shares sold in this offering elect to exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.

Conversion Rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the aggregate number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $7.12, or $0.88 less than the per-unit offering price of $8.00. However, to the extent an initial stockholder acquires shares during or after this offering, the average per-share cost of each of the shares held by that initial stockholder will likely be less than the per-share conversion price, after taking into account the $0.0167 per share price paid by the initial stockholders for their initial shares. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20.0% or more of the shares sold in this offering, both vote against a business combination and, subsequently, elect to exercise their conversion rights.

Liquidation if No Business Combination

        If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.12, or $0.88 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our vendors, potential target companies or other entities which could be prior to the claims of our public stockholders. Mr. Majteles and MGS Partners, LLC have entered into agreements with us pursuant to which they have agreed that, in the event we are forced to liquidate prior to the consummation of a business combination, Mr. Majteles and MGS Partners, LLC will be personally liable to pay any debts and obligations, including legal expenses, we actually incur as a result of claims by vendors for services rendered or products sold to us, or claims by any target businesses with which we have entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, we cannot assure you that the actual per-share liquidation price will not be less than $7.12, plus interest, due to claims of creditors or other entities. The Company intends to use a portion of the net proceeds of this offering (approximately $75,000) to pay insurance premiums for insurance against these liabilities.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period, as the case may be.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances, except as required by applicable law, will a stockholder have any right or interest of any kind to or in the trust account.

Certificate of Incorporation

        Our Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until, and only until, the consummation of a business combination. Specifically, our Certificate of Incorporation provides, among other things, that:

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  we establish and maintain an Audit Committee composed entirely of independent directors;

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  upon consummation of this offering, $42,710,000 of the offering proceeds shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our liquidation or as otherwise permitted in the Certificate of Incorporation;

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  prior to the consummation of a business combination, we shall submit such business combination to our stockholders for approval;

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  we may consummate the business combination if approved and public stockholders owning less than 20.0% of the shares sold in this offering elect to exercise their conversion rights;

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  if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

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  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will dissolve and distribute to all of our public stockholders their pro rata share of the trust account;

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  we may not consummate any other merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value is at least equal to 80.0% of our net assets at the time of such acquisition; and

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  the Audit Committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Applicability of Provisions of California Corporate Law

        Although we are incorporated in Delaware, we may be subject to Section 2115(b) of the California Corporations Code, which imposes various requirements of California corporate law on non-California corporations if they have characteristics of ownership and operations indicating significant contacts with California. Public companies listed or qualified for trading on a recognized national securities exchange, such as the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market, are generally exempt from Section 2115(b). However, because our securities are not listed or qualified for trading on such an exchange, we may be subject to Section 2115(b). Among the key provisions of California corporate law that may apply to us is the right of our stockholders to cumulate votes in the election of directors, limitations on the effectiveness of super-majority voting provisions contained in a corporation's charter documents, and limitations on the ability to have a classified board of directors. If cumulative voting applies, a stockholder will be entitled to as many votes as equals the number of shares of common stock held by such stockholder multiplied by the number of directors to be elected, and the stockholder will be permitted to cast all of such votes for a single nominee or to distribute these votes among two or more nominees.

        In May 2005, the Delaware Supreme Court in Vantage Point Venture Partners 1996 v. Examen, Inc. held that Section 2115(b) violates the internal affairs doctrine and thus does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code imposed by Section 2115(b) do not apply to us.

Competition

        In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are more well established and have more extensive experience identifying and effecting business combinations directly or through affiliates than we do. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

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  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

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  our obligation to convert into cash shares of common stock held by our stockholders in certain instances may reduce the resources available to us to effect a business combination; and

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  our outstanding warrants and the purchase option granted to Merriman Curhan Ford & Co., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

        Additionally, we face competition from other blank check companies which have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many target businesses may not be inclined to enter into business combinations with publicly-held blank check companies like us.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target businesses. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.

Facilities

        We do not own any real estate or other physical properties material to our operations. Our headquarters are located at 1816 Fifth Street, Berkeley, California 94710. This space is provided to us at no charge by Treehouse Capital, LLC, which is wholly owned by Mr. Majteles. We consider our current office space adequate for our current operations.

Employees

        Mr. Majteles is currently our only executive officer and employee. Mr. Majteles is not obligated to devote any specific number of hours to our matters and intends to devote only as much time as he deems necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

        We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. Our management believes that the requirement of having available audited financial statements for the target businesses will not materially limit the pool of potential target businesses available for acquisition.

Legal Proceedings

        There is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering by blank check companies under Rule 419 promulgated by the SEC under the Securities Act of 1933, as amended, assuming that the gross proceeds, underwriting discounts and underwriting expenses for a Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$42,710,000 of the net offering proceeds will be deposited into a trust account located at and maintained by JP Morgan Chase NY Bank.
$39,816,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $42,710,000 of net offering proceeds held in trust will be invested in a money market fund, selected by us, which invests principally in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940, as amended, or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80.0% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80.0% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 20th trading day after the earlier of the expiration of the underwriters' option to purchase up to 900,000 additional units to cover over-allotments and the exercise in full by the underwriters of such option, provided that we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the net proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K. See "Description of Securities—Units."
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to notify the company of his or her election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities would be issued.
Business combination deadline
	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

        Our directors and executive officers as of June 15, 2005 are as follows:

Name	Age	Position
Robert J. Majteles	40	Chairman, President and Chief Executive Officer
Steven G. Blank*	51	Director
Robert M. Bozeman*	56	Director
Jon R. Norberg*	43	Director
David J. Robbins*	46	Director

*
Member of the Audit Committee

        Robert J. Majteles, our chairman, president and chief executive officer, has over 15 years of experience investing in and operating later-stage technology businesses. Since August 2002, Mr. Majteles has been the managing member of Treehouse Capital, LLC, a private investment firm that works exclusively with later-stage technology companies. From January 2000 to December 2001, Mr. Majteles was the chief executive officer of Citadon, Inc. (formerly Cephren, Inc.), a business-to-business company focused on the construction and heavy engineering marketplace. From November 1996 to December 1999, Mr. Majteles was the chief executive officer of ULTRADATA Corporation, a developer of banking software. From March 1993 to December 1995, Mr. Majteles was the chief executive officer of CAMAX Systems, Inc., a developer of mechanical CAD/CAM software. Mr. Majteles also serves as a director of Adept Technology, Inc., a manufacturer of robotic systems, motion control and machine vision technology, Unify Corporation, a provider of business process automation solutions, Vertical Communications, Inc., a provider of phone systems and voice applications, and World Heart Corporation, a medical device company providing implantable heart assist-therapy for end-stage congestive heart failure patients. Mr. Majteles is also a venture partner of Coral Capital Management, a venture capital firm. Mr. Majteles received a law degree from Stanford University in 1989 and a Bachelor of Arts degree from Columbia University in 1986.

        Steven G. Blank is one of our directors. In addition, Mr. Blank has served as a consultant to venture capital firms and technology companies since September 1999 and as a lecturer at University of California, Berkeley, Haas School of Business since February 2002. He co-founded E.piphany Inc., a provider of customer relationship management solutions, and served as its president and vice president of marketing from October 1996 to September 1999. Prior thereto, Mr. Blank was a co-founder of Rocket Science Games, Inc., a game software developer, Ardent Computers, Inc., a graphics supercomputer company, and MIPS Computer Systems, Inc., a computer manufacturer. Mr. Blank has over 25 years of experience in technology companies and general management as a founder and executive. Mr. Blank serves on the board of directors of Immersion Corporation, a tactile feedback technology company, and Macrovision Corporation, a provider of digital product value management products.

        Robert M. Bozeman is one of our directors. In addition, Mr. Bozeman has been a general partner of Angel Investors, LP, a venture capital firm, since March 1999. The two funds sponsored by Angel Investors, LP, funded such companies as Ask Jeeves, Inc., AvantGo, Inc., Brightmail Incorporated, Google, Inc., PayPal, Inc. and RedEnvelope, Inc. From July 2003 until December 2004, Mr. Bozeman was the chief executive officer of Bricsnet FM America, Inc., a provider of enterprise software systems. From April 1991 until November 1992, Mr. Bozeman was the president of

Acer-Altos Americas, Inc., a subsidiary of Acer Co. Ltd, a computer manufacturing company. From March 1986 to October 1988, Mr. Bozeman was the president and chief executive officer of Natural Language Incorporated, a software development company.

        Jon R. Norberg is one of our directors. In addition, Mr. Norberg has been a founding partner of Contego Capital Partners, LLC, a private investment firm developing and managing funds of hedge funds, since September 2002. From February 2000 until July 2002, Mr. Norberg was a partner of Winton Partners, LLC, a private investment firm. Prior to joining Winston Partners, LLC, Mr. Norberg was a vice president and the general counsel of Blue Rock Advisors, Inc., a fund of hedge funds organization.

        David J. Robbins is one of our directors. In addition, Mr. Robbins has been the president, chief executive officer and director of BigFix, Inc., a provider of software solutions for enterprise management, since October 2003. From June 2003 until September 2003, Mr. Robbins was the chief operating officer of BigFix. From December 2001 to January 2003, Mr. Robbins served as the chief executive officer of Quippe Technologies, Inc., a provider of procurement services for the equipment manufacturing industry. From November 2000 to May 2001, Mr. Robbins was the chief executive officer of Lucidity, Inc. a provider of a software development tools. From November 1999 to November 2000, Mr. Robbins served as chief operating officer of Cephren, Inc. (currently known as Citadon, Inc.).

Number and Terms of Directors

        Our board of directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Blank, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Bozeman and Norberg, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Majteles and Robbins, will expire at the third annual meeting. Each of our current directors has served on our board since our inception in June 2005. However, if we are subject to Section 2115(b) of the California Corporations Code, all directors will be selected at each annual meeting of stockholders to hold office until the next annual meeting.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals currently is or has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination, although we cannot assure you that they will, in fact, be able to do so.

Committee of the Board of Directors

        Our board of directors has established an Audit Committee, which reports to the board of directors. Messrs. Blank, Bozeman, Norberg and Robbins serve as members of our Audit Committee. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.

        In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee is required to be composed entirely of independent directors. For more information, see "Proposed Business—Certificate of Incorporation."

Executive Officer and Director Compensation

        No executive officer, director or initial stockholder, nor any affiliate thereof, has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid by us or any other person or entity to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and Audit Committee, each of which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination. If all of our directors are not deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement, or monitoring our compliance with the terms of this offering. In addition, since the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors prior to or after a business combination by any target businesses.

Special Advisors

        We also may consult from time-to-time with our special advisors with respect to evaluating potential target businesses and other matters relating to our operations. We have identified Messrs. Marxe, Greenhouse and Stettner as our special advisors on the basis of their experience in the financial and technology-related sectors. Our special advisors have no formal rights or duties, are not considered consultants or members of our management and therefore owe no fiduciary duties to us or our stockholders. We consider all of our special advisors to have equal stature and we expect them to act as an informal advisory panel for us. We expect to look to our special advisors primarily for assistance with locating and evaluating prospective target businesses.

        Austin W. Marxe has been a managing partner of the Special Situations Funds since their inception in 1985. David M. Greenhouse has been a managing partner of the Special Situations Funds since 1992. Mr. Stettner has been a general partner of the Special Situations Technology Funds since their predecessor was founded in early 1997. The Special Situations Funds are a family of primarily private investment funds that focus on small and under-followed public companies with market capitalizations between $25 million and $200 million. All of these funds invest in technology-related companies from time to time and certain of these funds specialize in technology-related investments. The funds are also active investors in the market for private placements by publicly traded companies, primarily in the technology field. Messrs. Marxe, Greenhouse and Stettner are the sole owners of MGS Partners, LLC, one of our initial stockholders.

Code of Ethics

        We have adopted a code of ethics that applies to our directors, officers and employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest

        Investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Specifically, Robert J. Majteles also serves as the managing member of Treehouse Capital, LLC, a private investment firm that works exclusively with later-stage technology companies. Mr. Majteles and several of our other directors also serve as directors or executive officers of technology-related businesses. In addition, Messrs. Blank and Bozeman are affiliated with companies which may compete with us for investment opportunities. Mr. Majteles, as well as our other officers and directors, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete description of our management's other affiliations, see the previous section entitled "Management."

  •
  Our management, directors and initial stockholders are investors in, or affiliated with entities that invest in, technology companies. Since our objective is effecting a business combination with one or more operating businesses in the technology-related sector, we may decide to acquire one or more of the portfolio companies in which these entities or related parties are investors in connection with the business combination, subject to any limitations imposed on such a business combination by the Investment Company Act of 1940, as amended. However, to minimize any related potential conflicts of interest, we have agreed not to consummate such a business combination unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner, including their equity interests in the Company, which will be subject to lock-up agreements restricting their sale until six months after a business combination (subject to certain exemptions), any reimbursements for expenses to the extent insufficient proceeds remain outside of the trust for such reimbursement, and any interests in employment with potential target businesses.

  •
  Since 2002, the Special Situations Funds have been parties to an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse Capital, LLC, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles' services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital, LLC is entitled to 10.0% of the funds' net gain or net loss (each as defined in such agreement) on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital, LLC or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Pursuant to this agreement, Mr. Majteles serves on the board of directors of Adept Technology, Inc., a manufacturer of robotic systems, motion control and machine vision technology, Unify Corporation, a provider of business process automation solutions, Vertical Communications, Inc., a provider of phone systems and voice applications, and World Heart Corporation, a medical device company providing implantable heart assist-therapy for end-stage congestive heart failure patients. This agreement will not apply to any investment made by the Special Situations Funds or MGS Partners, LLC in us.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as the officer or director ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligation arising from a relationship established prior to the establishment of a fiduciary relationship with us. We also have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits these persons from engaging in conflict transactions without our consent. We have established an Audit Committee that, among other things, oversees compliance with our code of ethics. In addition, prior to consummating a business combination with a related portfolio company, we have agreed to obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

        The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders.

Prior Share Issuances

        In June 2005, we issued 1,500,000 shares of our common stock to the persons and entity set forth below for $25,000 in cash, at a purchase price of approximately $0.0167 per share, as follows:

Name	Number of Shares	Relationship to Us
Robert J. Majteles	637,500	Chairman, President and Chief Executive Officer
MGS Partners, LLC	637,500	Stockholder and Affiliate of Special Advisors
Steven G. Blank	37,500	Director
Robert M. Bozeman	37,500	Director
Jon R. Norberg	75,000	Director
David J. Robbins	75,000	Director

        Pursuant to an agreement to be signed prior to or on the date of this prospectus, the holders of the majority of these shares will be entitled to make up to two demands that we register these shares under the Securities Act of 1933, as amended, subject to certain limitations. The holders of the majority of these shares can elect to exercise these registration rights at any time subsequent to six months after the consummation of a business combination, pursuant to the terms of their respective lock-up agreements. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Mr. Majteles and MGS Partners, LLC have advanced to us through loans a total of $400,000, which was used to pay a portion of the expenses of this offering. The loans will be payable with annual interest of 4.0% on the earlier of June 26, 2006 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

        We will reimburse our officers, directors and initial stockholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors and Audit Committee or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination.

        Other than the reimbursable out-of-pocket expenses payable to our officers, directors and initial stockholders, no compensation or fees of any kind, including finder's and consulting fees, will be paid by us or any other person or entity to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

        All ongoing and future transactions between us and any of our officers, directors and initial stockholders or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our non-interested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

        We consider Mr. Majteles to be our "parent" and "promoter," as these terms are defined under the federal securities laws.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 28, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5.0% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)		Before Offering	After Offering
Robert J. Majteles	637,500	42.5%	8.5%
MGS Partners, LLC c/o Special Situations Funds 153 E. 53rd Street, 55th Floor New York, NY 10022(2)	637,500	42.5%	8.5%
Steven G. Blank	37,500	2.5%	*
Robert M. Bozeman	37,500	2.5%	*
Jon R. Norberg	75,000	5.0%	1.0%
David J. Robbins	75,000	5.0%	1.0%
All directors and executive officers as a group (5 individuals)	862,500	57.5%	11.5%

*
Represents beneficial ownership of less than 1.0%.

(1)
Unless otherwise noted, the business address of each of the following is 1816 Fifth Street, Berkeley, CA 94710.

(2)
Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the sole owners of MGS Partners, LLC and are deemed to beneficially own the shares held by MGS Partners, LLC.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements between us, the holders of the shares and Merriman Curhan Ford & Co. restricting the sale of such shares until the earlier of six months following a business combination and our liquidation; however, no such restrictions will apply to any shares of our common stock acquired in connection with or following this offering. During the lock-up period, the initial stockholders will not be able to sell or transfer their shares of common stock owned prior to the date of this prospectus except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including without limitation, the right to vote their shares of common stock.

        MGS Partners, LLC has agreed with us that after this offering is completed and within the first 60 trading days after the separate trading of the warrants has commenced, it or certain of its affiliates or designees will collectively purchase up to $720,000 worth of warrants (approximately 600,000 warrants, assuming a $1.20 per warrant purchase price), through open market transactions, at prices not to exceed $1.20 per warrant. MGS Partners, LLC has further agreed that any warrants purchased by it or its affiliates or designees will not be sold or transferred until the earlier of the completion of a business combination or the distribution of the trust account to our public stockholders. MGS Partners, LLC's warrant purchases, if any, may serve to align their interests more closely with those of the public stockholders and warrantholders by placing more of the initial stockholders' capital at risk.

        The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        In addition, in connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 1,500,000 shares of common stock are outstanding, held by six recordholders and no shares of preferred stock are outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin to trade separately on the 20th trading day after the earlier of the expiration of the underwriters' option to purchase up to 900,000 additional units to cover over-allotments and the exercise in full by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect the proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K.

Common stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. However, if we are subject to Section 2115(b) of the California Corporations Code, our stockholders will have the right to cumulate votes in the election of directors. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retains the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders and is actually consummated. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other matters that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20.0% of the shares sold in this offering elect to exercise their conversion rights discussed below.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. However, if we are subject to Section 2115(b) of the California Corporations Code, all directors shall be selected at each annual meeting of stockholders to hold office until the next annual meeting. For more information, see the section entitled "Management—Number and Terms of Directors."

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to a pro rata share of the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

Preferred stock

        Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, preemptive, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on the initial business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant offered hereby entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of the initial business combination; and

  •
  , 2006.

        The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption at any time after the warrants become exercisable:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon not less than 30 days prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock as listed on the OTC Bulletin Board equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.

        We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities Act of 1933, as amended, or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        MGS Partners, LLC has agreed to purchase up to $720,000 worth of our warrants, through open market transactions, at a price per warrant not to exceed $1.20, within the first 60 trading days of such warrants trading separately from our shares of common stock. These warrants will not be sold or transferred by MGS Partners, LLC until the consummation of a business combination or the distribution of the trust account to our public stockholders.

Purchase Option

        We have agreed to sell to Merriman Curhan Ford & Co. an option to purchase 300,000 units (345,000 units if the underwriters' overallotment option is exercised in full) at a price of $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.98 (133.0% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled "Underwriting—Purchase Option."

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the board of directors of the surviving entity. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 7,500,000 shares of common stock outstanding, or 8,400,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 6,000,000 shares sold in this offering, or 6,900,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. All of the remaining 1,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for re-sale under Rule 144 prior to June 22, 2006. Notwithstanding this, all of those shares are subject to lock-up agreements and will not be transferable until the earlier of six months following a business combination or our liquidation and may only be transferred prior to that date in certain limited circumstances.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1.0% of the number of shares of common stock then outstanding, which will equal 75,000 shares immediately after this offering (or 84,000 if the underwriters exercise their over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act of 1933, as amended, when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

        The holders of our 1,500,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares under the Securities Act at 1933, as amended. The holders of the majority of these shares can elect to exercise these registration rights any time subsequent to six months after the consummation of a business combination, pursuant to the terms of their respective lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements.

Global Clearance and Settlement

        We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depository Trust Company, or DTC. Each global security will be issued only in fully registered form.

        You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a Global Security

        A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.

        The financial institution that acts as the sole direct holder of a global security is called the "Depositary." Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

        Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special Investor Considerations for Global Securities

        As an indirect holder, an investor's rights relating to the global security will be governed by the account rules of the investor's financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

        An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

  •
  Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name.

  •
  Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities.

  •
  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities.

  •
  The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global securities. We have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC

        DTC has informed us that:

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act, as amended.

        DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transaction between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

        DTC's rules are on file with the SEC.

        DTC's records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING

        We intend to offer the shares of common stock through Merriman Curhan Ford & Co. and the other underwriters listed below. Subject to the terms and conditions described in the underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters named below, and the underwriters, for whom Merriman Curhan Ford & Co. is acting as representative, have agreed, severally and not jointly, to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriter	Number of Units
Merriman Curhan Ford & Co.

Total	6,000,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

        If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

        The National Securities Markets Improvement Act of 1996, or NSMIA, is a federal statute that prevents or preempts the states from regulating the sale of certain securities which are referred to as covered securities. We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended. Therefore, under the NSMIA, our securities will be covered securities and the states will be pre-empted from regulating the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable. However, states are permitted to require notice filings and collect fees from issuers of covered securities and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet enacted laws or issued rules or regulations indicating whether notice filings or fee payments will be required.

        The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.

        As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

        Under NSMIA, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

        Aside from the preemption of state regulation provided by NSMIA, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of certain applicable exemptions from state registration requirements, which in certain instances may be subject to waiting periods, notice filings or fee payments.

Pricing of Securities, Commissions and Discounts

        We have been advised by Merriman Curhan Ford & Co. that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriters may offer these units to securities dealers at a price to the public less a concession not in excess of $                              per unit. Securities dealers may reallow a concession not in excess of $            per unit to other dealers. After the units are released for sale to the public, the underwriters may vary the offering price and other selling terms from time to time.

        We have also granted to the underwriters an option to purchase for 45-days from the date of this prospectus up to an aggregate of 900,000 additional units from us at the offering price, less underwriting discounts and commissions. The underwriters may exercise this option for the sole purpose of covering over-allotments, if any, made in connection with the offering. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

        The following table shows the public offering price, underwriting discount and the proceeds to us before expenses. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$48,000,000	$55,200,000
Underwriting discount	$0.48	$2,800,000	$3,312,000
Non-accountable expense allowance	$0.08	$480,000	$480,000

Proceeds, before expenses, to us	$7.44	$44,640,000	$51,336,000

(1)
The non-accountable expense allowance, which is payable to Merriman Curhan Ford & Co. alone, is not payable with respect to the units sold upon exercise of the underwriter's over-allotment option.

(2)
The offering expenses are estimated to be approximately $400,000.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Purchase Option

        We have agreed to sell to Merriman Curhan Ford & Co., for $100, an option to purchase 300,000 units (345,000 units if the underwriters' overallotment option is exercised in full). The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $7.98 (133.0% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and                             , 2006 and expiring five years from the date of this prospectus. The purchase option and the 345,000 units, the 345,000 shares of common stock and the 345,000 warrants underlying such units, and the 345,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules.

        Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933, as amended, of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities underlying the purchase option, excluding only underwriting discounts and commissions which are to be paid by the holder of the securities to be sold. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

Price Stabilization, Short Positions and Penalty Bids

        Until the distribution of the securities is completed, SEC rules may limit underwriters from bidding for and purchasing our securities. However, the representative may engage in transactions that stabilize the price of our securities, such as bids or purchases to peg, fix or maintain that price.

        If the underwriters create a short position in our securities in connection with the offering, i.e., if they sell more of our securities than are listed on the cover page of this prospectus, the representative may reduce that short position by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of our securities to be higher than it might be in the absence of such purchases.

        The representative may also impose a penalty bid on underwriters. This means that if the representative purchases our securities in the open market to reduce the underwriters' short position or to stabilize the price of such securities, it may reclaim the amount of the selling concession from the underwriters who sold those securities. The imposition of a penalty bid may also affect the price of our securities in that it discourages resales of those securities.

        In addition, MGS Partners, LLC has agreed to purchase up to $720,000 worth of our warrants, through open market transactions, at a price per warrant not to exceed $1.20, within the first 60 trading days after such warrants begin trading separately from our shares of common stock pursuant to plans in accordance with guidelines specified by Rule 10b5-1(c) under the Securities Exchange Act of 1934. MGS Partners, LLC may, but is not obligated to, purchase more than $720,000 worth of warrants. Also, members of our management and board of directors and their affiliates will have the right but not the obligation to purchase warrants on the open market.

        Such warrant purchases may have the effect of stabilizing the market price of the warrants at a price above that which would prevail in the absence of such purchases. Since the obligation of MGS Partners, LLC only continues until the end of the 60th trading day after separate trading of the warrants has commenced or such earlier time as MGS Capital, LLC has satisfied its purchase obligation, the market price of the warrants may substantially decrease once such purchases have ended.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

        In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Other Terms

        Although Merriman Curhan Ford & Co. is not obligated to act as such, we have agreed to offer them the first opportunity to act as our sole advisor in our search for a business combination. However, there are no preliminary agreements or understandings between Merriman Curhan Ford & Co. or any of the other underwriters and any potential targets. If we decide to engage an advisor and Merriman Curhan Ford & Co. accepts our offer to act as our sole advisor, we expect the details of such agreement would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties.

        We have also agreed with Merriman Curhan Ford & Co. that, for a period of six months, we will not solicit or negotiate with any other person or entity to act as our financial advisor, underwriter or placement agent or to provide other investment services to us.

        In the underwriting agreement, we have made certain representations and warranties in favor of the underwriters and we have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities. We have also agreed to pay costs, fees and expenses and reimburse the underwriters for certain of their expenses in connection with the sale of the shares being offered in this offering.

        The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We estimate that the total expenses of the offering payable by us, not including underwriting discounts and commissions, will be approximately $400,000.

No Sales of Similar Securities

        All existing stockholders will agree, not to sell or transfer any of our common stock owned by them prior to this offering until the earlier of six months following a business combination or our liquidation. Specifically, during this period, these individuals have agreed not to:

  •
  offer, pledge, sell, transfer or otherwise dispose of, by contract, option, right or otherwise, any such shares of our common stock or lend, grant or otherwise transfer or dispose of any such shares; and

  •
  enter into any swap or other agreement that transfers, in whole or in part, any of the economic characteristics of ownership of such shares.

        This lock-up provision will apply to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock owned prior to this offering and will not apply to any securities purchased by the existing stockholders in the open market. In addition, our existing stockholders may transfer their shares to their spouses or children or trusts established for their benefit.

        In addition, we will agree to not issue any shares of common stock or any options or other securities convertible into common stock, or any shares of preferred stock that participate in any manner in the trust fund or that vote as a class with the common stock on a business combination, until the earlier of the consummation of a business combination or the distribution of the trust fund.

LEGAL MATTERS

        The validity of the securities offered in this prospectus are being passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey. Certain legal matters with respect to this offering will be passed upon for the underwriters by Cooley Godward LLP, San Francisco, California.

EXPERTS

        The financial statements of Treehouse Partners Corporation at June 28, 2005 and for the period from June 20, 2005 (date of inception) through June 28, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to the ability of Treehouse Partners Corporation to continue as a going concern, of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, NE, Washington, DC 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

TREEHOUSE PARTNERS CORPORATION
(a development stage company)

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Treehouse Partners Corporation

        We have audited the accompanying balance sheet of Treehouse Partners Corporation (a development stage company) as of June 28, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from June 20, 2005 (date of inception) through June 28, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treehouse Partners Corporation as of June 28, 2005 and the results of its operations and its cash flows for the period from June 20, 2005 (date of inception) through June 28, 2005 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company's cash and working capital as of June 28, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP
New York, New York
June 29, 2005

TREEHOUSE PARTNERS CORPORATION
(a development stage company)

Balance Sheet

June 28, 2005
ASSETS
Current assets:
Cash and cash equivalents	$425,000
Deferred offering costs	107,102

Total assets	$532,102

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$2,500
Accrued offering costs	107,102
Notes payable to stockholders	400,000

Total current liabilities	509,602

COMMITMENTS
STOCKHOLDERS' EQUITY
Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding
Common stock—$.0001 par value; 100,000,000 shares authorized; 1,500,000 issued and outstanding	150
Additional paid-in capital	24,850
Deficit accumulated during the development stage	(2,500)

Total stockholders' equity	22,500

Total liabilities and stockholders' equity	$532,102

See notes to financial statements

TREEHOUSE PARTNERS CORPORATION
(a development stage company)

Statement of Operations

June 20, 2005 (Date of Inception) Through June 28, 2005
Formation and operating costs	$2,500

Net loss for the period	$(2,500)

Weighted average number of shares outstanding	1,500,000

Net loss per share (basic and diluted)	$(0.00)

See notes to financial statements

TREEHOUSE PARTNERS CORPORATION
(a development stage company)

Statement of Stockholders' Equity

	Common Stock
			Additional Paid-In Capital	Deficit Accumulated During the Development Stage
	Shares	Amount			Total
Balance—June 20, 2005 (date of inception)	–	–	–	–	–
Issuance of shares to initial stockholders	1,500,000	$150	$24,850	–	$25,000
Net loss for the period	–	–	–	$(2,500)	(2,500)

Balance—June 28, 2005	1,500,000	$150	$24,850	$(2,500)	$22,500

See notes to financial statements

TREEHOUSE PARTNERS CORPORATION
(a development stage company)

Statement of Cash Flows

June 20, 2005 (Date of Inception) Through June 28, 2005
Cash flows from operating activities:
Net loss	$(2,500)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	2,500

Net cash provided by operating activities	0

Cash flows from financing activities:
Proceeds from notes payable to stockholders	400,000
Issuance of shares to initial stockholders	25,000

Net cash provided by financing activities	425,000

Net increase in cash and cash equivalents	425,000
Cash and cash equivalents—beginning of period	0

Cash and cash equivalents—end of period	$425,000

Supplemental disclosure of non-cash financing activities
Accrued offering costs	$107,102

See notes to financial statements

TREEHOUSE PARTNERS CORPORATION
(a development stage company)

Notes to Financial Statements
June 28, 2005

Note A—Organization and Business Operations; Going Concern Consideration

        Treehouse Partners Corporation (the "Company") was incorporated in Delaware on June 20, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the technology-related sector through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the technology-related sector ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately ninety percent (90.0%) of the gross proceeds will be held in a trust account ("Trust Account") and invested in money market funds composed of securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20.0% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and elect to exercise their conversion rights described below, the Business Combination will not be consummated.

        In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding the initial stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

        As indicated in the accompanying financial statements, at June 28, 2005, the Company had $425,000 in cash and a working capital deficiency of $84,602. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty are discussed in Note C. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

Note B—Summary of Significant Accounting Policies

[1] Cash and cash equivalents:

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2] Loss per common share:

        Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3] Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4] Income taxes:

        Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $850. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 28, 2005.

[5] Deferred offering costs:

        Deferred offering costs consist principally of professional fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

Note C—Proposed Offering

        The Proposed Offering calls for the Company to offer for public sale up to 6,000,000 units ("Units") (excluding 900,000 units pursuant to the underwriters over-allotment option and up to 345,000 units issuable upon exercise of the representative's purchase option). Each Unit consists of one share of the Company's common stock, $0.0001 par value, and one redeemable common stock purchase warrant ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus relating to the Proposed Offering and (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30-days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on three business days prior to the date on which notice of redemption is sent. All of the Company's initial stockholders will be granted certain registration rights.

        Subject to the completion of the Proposed Offering the Company has agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 300,000 Units (345,000 Units if the underwriters' overallotment option is exercised in full) at a per-Unit price of $10.00 commencing on the later of the consummation of a Business Combination and one year after the date of the final prospectus relating to the Proposed Offering and expiring five years from the date of such final prospectus. The option may be exercised by the holder for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The Warrants acquired by the holder upon the exercise of the option will have the same terms as the Warrants issued in the Proposed Offering, except that the Warrants acquired by the holder will have an exercise price of $7.98 per share. The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders' equity. The Company estimates that the fair value of this option is approximately $1,686,015 using a Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 71.08%, (2) risk-free interest rate of 3.77% and (3) contractual life of five years.

Note D—Notes Payable to Stockholders

        The Company issued an aggregate of $400,000 unsecured promissory notes to two initial stockholders of the Company on June 27, 2005. The notes bear interest at a rate of 4.0% per annum and are payable on the earlier of June 26, 2006 or the consummation of the Proposed Offering.

Note E—Other Matters

        Certain officers and directors of the Company serve in similar or executive capacities for other entities that may invest in technology-related companies.

Note F—Commitments

        The Company presently occupies space provided by an affiliate of an initial stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain general and administrative and other services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

        In connection with the Proposed Offering, the Company has committed to pay a 6.0% fee of the gross offering proceeds and a 1.0% non-accountable expense allowance of the gross offering proceeds, excluding the over-allotment option, to the underwriters at the closing of the Proposed Offering. In addition, an initial stockholder, MGS Partners, LLC, has agreed that upon completion of the Proposed Offering and within the first 60 trading days after the separate trading of the Warrants has commenced, it or certain of its affiliates will collectively purchase up to $720,000 worth of warrants (approximately 600,000 warrants, assuming a $1.20 per warrant purchase price) in the public market at prices not to exceed $1.20 per warrant. MGS Partners, LLC has further agreed that any Warrants purchased by it or its affiliates will not be sold or transferred until the earlier of the completion of a Business Combination and the distribution of the Trust Account to the public stockholders.

Note G—Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        Through and including                        , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$48,000,000

Treehouse Partners Corporation

6,000,000 Units

PRELIMINARY PROSPECTUS

Merriman Curhan Ford & Co.

                        , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative non-accountable expense allowance) will be as follows:

SEC Registration Fee	$12,104
NASD Filing Fee	10,700
Accounting Fees and Expenses	30,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	150,000
Blue Sky Services and Expenses	50,000
Miscellaneous(1)	97,196

Total	$400,000

(1)
This amount represents additional expenses that may be incurred by the Company or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent)

absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B. of Article Ninth of our amended and restated certificate of incorporation provides:

        "The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby."

        Article VII of our Bylaws provides for indemnification of any of our present or former directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

        We have entered into indemnity agreements with each of our directors which provide that we will indemnify each director to the fullest extent permitted by law against all expenses incurred by such person in any proceeding in which the director was involved by reason of the fact that he or she is or was an officer, director or agent of the company. We also agree to advance expenses incurred by any director in connection with such a proceeding, and the director agrees to reimburse us if it is ultimately determined that the director is not entitled to indemnification under applicable law. The agreements provide that they are not exclusive of any other rights which the directors may have to indemnification under applicable law, our certificate of incorporation or bylaws or otherwise.

Item 15. Recent Sales of Unregistered Securities.

        (a)   Since inception, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Robert J. Majteles	637,500
MGS Partners, LLC	637,500
Steven G. Blank	37,500
Robert M. Bozeman	37,500
Jon R. Norberg	75,000
David J. Robbins	75,000

        Such shares were issued on June 22, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to accredited investors, as defined in Rule 501(a) of the Securities Act of 1933, as amended. The shares issued to the individuals and entities above were sold for a aggregate offering price of $25,000 at an average purchase price of approximately $0.0167 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

          (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation†
3.2	By-laws†
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate†
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5	Form of Purchase Option to be granted to the Representative*
5.1	Opinion of Lowenstein Sandler PC*
10.1	Form of Letter Agreement between the Registrant and each of the existing stockholders concerning voting matters*
10.2	Form of Letter Agreement between Merriman Curhan Ford & Co. and each of the existing stockholders concerning biographical matters
10.3	Form of Lock-up Agreement between Merriman Curhan Ford & Co. and each of the existing stockholders*
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.5	Promissory Note to Robert J. Majteles†
10.6	Promissory Note to MGS Partners, LLC†
10.7	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders*
10.8	Form of Warrant Purchase Agreement between Merriman Curhan Ford & Co. and MGS Partners, LLC
10.9	Form of Indemnity Agreement between the Registrant and each of its directors
14.1	Code of Ethics*
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Lowenstein Sandler PC (incorporated by reference from Exhibit 5.1)*
24.1	Power of Attorney†
99.1	Audit Committee Charter*

*
To be filed by amendment.

†
Previously filed.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, in the State of California, on August 4, 2005.

TREEHOUSE PARTNERS CORPORATION
By:	/s/ ROBERT J. MAJTELES, Robert J. Majteles, Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ ROBERT J. MAJTELES Robert J. Majteles	Chairman, President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	August 4, 2005
* Steven G. Blank	Director	August 4, 2005
* Robert M. Bozeman	Director	August 4, 2005
* Jon R. Norberg	Director	August 4, 2005
* David J. Robbins	Director	August 4, 2005
*By:	/s/ ROBERT J. MAJTELES Robert J. Majteles Attorney-in-fact

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Company
Our Address
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
Risks Associated With Our Current Business
Risks Associated With The Technology-Related Sector
USE OF PROCEEDS
CAPITALIZATION
DILUTION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
TREEHOUSE PARTNERS CORPORATION (a development stage company) Index to Financial Statements
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TREEHOUSE PARTNERS CORPORATION (a development stage company) Balance Sheet
TREEHOUSE PARTNERS CORPORATION (a development stage company) Statement of Operations
TREEHOUSE PARTNERS CORPORATION (a development stage company) Statement of Stockholders' Equity
TREEHOUSE PARTNERS CORPORATION (a development stage company) Statement of Cash Flows
TREEHOUSE PARTNERS CORPORATION (a development stage company) Notes to Financial Statements June 28, 2005
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES